EXHIBIT 23.1

                              HENRY SCHIFFER, CPA
                          AN ACCOUNTANCY CORPORATION
                            315 S. BEVERLY DR. #211
                            BEVERLY HILLS, CA 90212


                       CONSENT OF INDEPENDENT AUDITORS

As an Independent Certified Public Accountant, I consent to the use of my Independent Auditor's Report dated March 28, 2003 covering the financial statements of ITEC ENVIRONMENTAL GROUP, INC., for the fiscal years ending December 31, 2002 and 2001 and my report for the six months ending June 30, 2003 in the Registration Statement on Form SB-2/A, Amendment No. 2.

Sincerely,

/s/ Henry Schiffer
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Henry Schiffer, CPA
An Accountancy Corporation
Beverly Hills, CA
August 28, 2003